Exhibit 99.1

SS&C Technologies Releases Record Q2 2026 Financial Results

Q2 2026 GAAP revenue $1,695.7 million, up 10.3%, Fully Diluted GAAP Earnings Per Share $0.97, up 34.7%

Adjusted revenue $1,696.9 million, up 10.3%, Adjusted Diluted Earnings Per Share $1.76, up 18.1%

WINDSOR, CT, July 23, 2026 (BUSINESS WIRE) -- SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment, financial and healthcare technology and technology-enabled services, today announced its financial results for the second quarter ended June 30, 2026.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share data):	2026	2025	Change	2026	2025	Change
GAAP Results
Revenue	$1,695.7	$1,536.8	10.3%	$3,342.8	$3,050.7	9.6%
Operating income	417.1	344.5	21.1%	815.3	702.4	16.1%
Operating income margin	24.6%	22.4%	220 bps	24.4%	23.0%	140 bps
Net income	234.8	180.8	29.9%	460.9	393.8	17.0%
Diluted earnings per share	$0.97	$0.72	34.7%	$1.88	$1.55	21.3%
Adjusted Non-GAAP Results (defined in Notes 1 - 4 below)
Adjusted revenue	$1,696.9	$1,537.8	10.3%	$3,345.1	$3,052.6	9.6%
Adjusted operating income	653.8	583.5	12.0%	1,287.4	1,158.8	11.1%
Adjusted operating income margin	38.5%	37.9%	60 bps	38.5%	38.0%	50 bps
Adjusted consolidated EBITDA	670.7	600.4	11.7%	1,321.7	1,192.3	10.9%
Adjusted consolidated EBITDA margin	39.5%	39.0%	50 bps	39.5%	39.1%	40 bps
Adjusted diluted earnings per share(1)	$1.76	$1.49	18.1%	$3.45	$2.97	16.2%

(1) Reflects non-GAAP tax rates of 22.5% for the three and six months ended June 30, 2026 and 22.0% for the three and six months ended June 30, 2025. See Note 4 for more information.

Second Quarter 2026 Highlights:

•
Q2 2026 GAAP Revenue growth and Adjusted Revenue growth were 10.3 percent.
•
Q2 2026 Adjusted Organic Revenue Growth was 7.6 percent.
•
Net cash generated from operating activities of $716.4 million for the six months ended June 30, 2026, up 11.1 percent compared to the same period in 2025.
•
Returned $499.2 million to shareholders in Q2 2026, which included a record 6.4 million shares repurchased for $435.2 million and $64.0 million in common stock dividends.
•
Record adjusted consolidated EBITDA of $670.7 million for Q2 2026, up 11.7 percent. Adjusted consolidated EBITDA margin for Q2 2026 was 39.5 percent.
•
GAAP operating income margin for Q2 2026 was 24.6 percent and GAAP net income of $234.8 million for Q2 2026, up 29.9 percent.
•
Adjusted diluted earnings per share was $1.76, up 18.1 percent.
•
We look forward to hosting our clients at SS&C Deliver in Orlando, FL September 20-22, 2026.

“SS&C delivered another record quarter, organic growth of 7.6 percent, adjusted revenues of $1,697 million and adjusted consolidated EBITDA of $671 million. These numbers were driven by consistent execution,” says Bill Stone, Chairman and Chief Executive Officer. “The structural advantages of SS&C's business model are reflected in the metrics that matter most: strong sales, robust renewal performance, healthy retention, and steady margin expansion. Our clients continue to invest in the relationship because our expertise, technology, and innovation are essential to their operations. Year to date, we returned 100 percent of allocated capital to shareholders through share repurchases and dividends, reflecting our confidence in the long-term value of our business.”

Operating Cash Flow

SS&C generated net cash from operating activities of $716.4 million for the six months ended June 30, 2026, compared to $645.1 million for the same period in 2025, a 11.1% increase. SS&C ended the second quarter with $434.8 million in cash and cash equivalents and $7,613.5 million in gross debt. SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 2.75 times consolidated EBITDA as of June 30, 2026. SS&C’s net secured leverage ratio stood at 1.70 times consolidated EBITDA as of June 30, 2026.

Guidance

	Q3 2026	FY 2026
Adjusted Revenue ($M)	$1,657 – $1,697	$6,672 – $6,832
Adjusted Net Income ($M)	$413 – $429	$1,670 – $1,770
Interest Expense[1] ($M)	$103 – $105	$406 – $416
Adjusted Diluted Earnings per Share	$1.73 – $1.79	$6.93 – $7.25
Cash from Operating Activities ($M)	–	$1,717 – $1,817
Capital Expenditures (% of revenue)	–	4.4% – 4.8%
Diluted Shares (M)	237.6 – 240.6	241.0 – 244.0
Effective Income Tax Rate (%)	21.5% – 23.5%	21.5% – 23.5%

1Interest expense is net of deferred financing cost amortization and original issue discount

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q3 2026 and FY 2026 GAAP financial results.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations. All references above to net income, diluted earnings per share, adjusted operating income, adjusted consolidated EBITDA, and adjusted diluted earnings per share are attributable to SS&C.

Earnings Call and Press Release

SS&C’s second quarter 2026 earnings call will take place at 5:00 p.m. eastern time today, July 23, 2026. The call will discuss second quarter 2026 results. Interested parties may visit investor.ssctech.com to access the live webcast and view accompanying slides. The call will be available for replay via the webcast on SS&C’s website; access: https://investor.ssctech.com/financials/quarterly-results/default.aspx

Certain information contained in this press release, including information relating to, among other things, the Company’s financial guidance for the third quarter and full year of 2026 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, the effect of customer consolidation on demand for the Company’s products and services, the variability of revenue as a result of activity in the securities markets, the focus of the Company’s business on the asset management industry, the ability to retain and attract clients, the intensity of competition with respect to the Company’s products and services, risks from cyber-attacks, breaches of digital security, IT system failures and network disruptions, risks associated with third party providers, fluctuations in the Company’s operating results, terrorist activities and other catastrophic events, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, evolving regulation and scrutiny from regulators, the Company’s exposure to litigation and other claims, risks related to the Company’s substantial indebtedness, and the market price of the Company’s stock prevailing from time to time, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission and can also be accessed on our website. Such “Risk Factors”, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Undue reliance should not be placed on any such forward-looking statements. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a leading provider of mission-critical, AI-powered technology and services empowering financial services and healthcare organizations to work smarter, faster, and securely. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices worldwide. More than 23,000 financial services and healthcare organizations, from the world's largest companies to small and mid-market firms, rely on SS&C for expertise, scale and technology.

Follow SS&C on Twitter, LinkedIn and Facebook.

For more information

Brian Schell

Chief Financial Officer

Tel: +1-816-642-0915

E-mail: InvestorRelations@sscinc.com

Justine Stone

Head of Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

Chand Madaka

Investor Relations

Tel: +1-908-845-1259

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Technology-enabled services	$1,408.2	$1,267.7	$2,815.5	$2,537.6
License, maintenance and related	287.5	269.1	527.3	513.1
Total revenues	1,695.7	1,536.8	3,342.8	3,050.7
Cost of revenues:
Technology-enabled services	771.6	693.9	1,512.1	1,361.2
License, maintenance and related	105.8	106.0	210.6	205.5
Total cost of revenues	877.4	799.9	1,722.7	1,566.7
Gross profit	818.3	736.9	1,620.1	1,484.0
Operating expenses:
Selling and marketing	160.5	152.4	312.2	304.7
Research and development	132.3	128.1	266.9	257.2
General and administrative	108.4	111.9	225.7	219.7
Total operating expenses	401.2	392.4	804.8	781.6
Operating income	417.1	344.5	815.3	702.4
Interest expense, net	(107.0)	(105.5)	(212.4)	(210.7)
Other income (expense), net	1.1	(1.1)	7.9	6.1
Equity in earnings of unconsolidated affiliates, net	3.0	1.6	6.9	3.9
Loss on extinguishment of debt	—	—	(0.4)	(0.9)
Income before income taxes	314.2	239.5	617.3	500.8
Provision for income taxes	78.9	58.4	155.7	106.5
Net income	235.3	181.1	461.6	394.3
Net income attributable to noncontrolling interest	(0.5)	(0.3)	(0.7)	(0.5)
Net income attributable to SS&C common stockholders	$234.8	$180.8	$460.9	$393.8

Basic earnings per share attributable to SS&C common stockholders	$0.99	$0.74	$1.92	$1.60
Diluted earnings per share attributable to SS&C common stockholders	$0.97	$0.72	$1.88	$1.55

Basic weighted-average number of common shares outstanding	238.1	244.9	239.8	245.4
Diluted weighted-average number of common and common equivalent shares outstanding	242.0	252.2	244.6	253.5

Net income	$235.3	$181.1	$461.6	$394.3
Other comprehensive (loss) income, net of tax:
Foreign currency exchange translation adjustment	(2.6)	207.8	(74.7)	300.3
Change in defined benefit pension obligation	(0.2)	—	0.2	—
Total other comprehensive (loss) income, net of tax	(2.8)	207.8	(74.5)	300.3
Comprehensive income	232.5	388.9	387.1	694.6
Comprehensive income attributable to noncontrolling interest	(0.5)	(0.3)	(0.7)	(0.5)
Comprehensive income attributable to SS&C common stockholders	$232.0	$388.6	$386.4	$694.1

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$434.8	$462.1
Funds receivable and funds held on behalf of clients	3,984.5	3,799.5
Accounts receivable, net	1,023.6	978.7
Contract asset	41.0	49.2
Prepaid expenses and other current assets	213.4	193.7
Restricted cash	2.3	4.5
Total current assets	5,699.6	5,487.7
Property, plant and equipment, net	265.3	289.5
Operating lease right-of-use assets	214.6	233.3
Investments	174.6	174.4
Unconsolidated affiliates	295.3	307.7
Contract asset	155.4	133.1
Goodwill	9,930.0	9,991.3
Intangible and other assets, net	3,873.8	4,094.7
Total assets	$20,608.6	$20,711.7
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$265.0	$25.0
Client funds obligations	3,984.5	3,799.5
Accounts payable	62.6	87.2
Income taxes payable	—	23.3
Accrued employee compensation and benefits	233.5	348.9
Interest payable	32.1	31.6
Other accrued expenses	290.1	303.4
Deferred revenue	486.4	492.4
Total current liabilities	5,354.2	5,111.3
Long-term debt, net of current portion	7,312.2	7,408.4
Operating lease liabilities	200.1	213.2
Other long-term liabilities	193.8	190.2
Deferred income taxes	837.8	846.8
Total liabilities	13,898.1	13,769.9
SS&C stockholders' equity	6,640.7	6,887.6
Noncontrolling interest	69.8	54.2
Total equity	6,710.5	6,941.8
Total liabilities and equity	$20,608.6	$20,711.7

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flow from operating activities:
Net income	$461.6	$394.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361.9	345.7
Equity in earnings of unconsolidated affiliates, net	(6.9)	(3.9)
Distributions received from unconsolidated affiliates	16.9	—
Stock-based compensation expense	123.7	112.9
Unrealized net (gains) losses on investments	(1.2)	3.5
Amortization of debt financing costs	3.7	3.3
Loss on extinguishment of debt	0.4	0.9
Loss on sale or disposition of property and equipment	2.9	0.1
Deferred income taxes	(7.1)	(41.8)
Provision for credit losses	11.6	9.2
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(59.3)	(27.8)
Prepaid expenses and other assets	(32.5)	(35.5)
Contract assets	(13.8)	(24.3)
Accounts payable	(25.8)	(14.8)
Accrued expenses and other liabilities	(113.2)	(19.6)
Income taxes prepaid and payable	2.1	(35.2)
Deferred revenue	(8.6)	(21.9)
Net cash provided by operating activities	716.4	645.1
Cash flow from investing activities:
Business acquisitions, net of cash acquired	(0.2)	(5.8)
Additions to property and equipment	(19.3)	(35.6)
Proceeds from sale of property and equipment	2.1	—
Additions to capitalized software	(125.9)	(99.8)
Investments in securities	(7.5)	(2.5)
Proceeds from sales / maturities of investments	7.7	0.1
Distributions received from (contributions to) unconsolidated affiliates	2.8	(9.8)
Collection of other non-current receivables	5.3	5.3
Net cash used in investing activities	(135.0)	(148.1)
Cash flow from financing activities:
Cash received from debt borrowings	450.0	122.0
Repayments of debt	(310.0)	(312.0)
Net decrease in client funds obligations	(132.1)	(391.2)
Proceeds from exercise of stock options	31.9	240.5
Withholding taxes paid related to equity award net share settlement	(55.8)	(47.4)
Purchases of common stock for treasury	(605.7)	(477.2)
Dividends paid on common stock	(129.3)	(122.5)
Proceeds from noncontrolling interests	14.9	—
Net cash used in financing activities	(736.1)	(987.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.9)	11.7
Net decrease in cash, cash equivalents and restricted cash	(161.6)	(479.1)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	3,573.8	3,370.5
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$3,412.2	$2,891.4

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents:
Cash and cash equivalents	$434.8	$480.3
Restricted cash and cash equivalents	2.3	2.6
Restricted cash and cash equivalents included in funds receivable and funds held on behalf of clients	2,975.1	2,408.5
	$3,412.2	$2,891.4

SS&C Technologies Holdings, Inc. and Subsidiaries

Disclosures Relating to Non-GAAP Financial Measures

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Revenues	$1,695.7	$1,536.8	$3,342.8	$3,050.7
Purchase accounting adjustments impact on revenue	1.2	1.0	2.3	1.9
Adjusted revenues	$1,696.9	$1,537.8	$3,345.1	$3,052.6

The following is a breakdown of technology-enabled services and license, maintenance and related revenues and adjusted technology-enabled services and license, maintenance and related revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Technology-enabled services	$1,408.2	$1,267.7	$2,815.5	$2,537.6
License, maintenance and related	287.5	269.1	527.3	513.1
Total revenues	$1,695.7	$1,536.8	$3,342.8	$3,050.7

Technology-enabled services	$1,409.4	$1,268.7	$2,817.8	$2,539.5
License, maintenance and related	287.5	269.1	527.3	513.1
Total adjusted revenues	$1,696.9	$1,537.8	$3,345.1	$3,052.6

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Operating income	$417.1	$344.5	$815.3	$702.4
Amortization of intangible assets	163.3	157.0	326.2	310.0
Stock-based compensation	62.0	60.2	123.7	112.9
Acquisition related	0.6	1.7	1.5	3.0
Facilities and workforce restructuring	9.4	17.1	18.6	24.2
Other (1)	3.0	4.0	4.9	8.3
Adjusted operating income	$655.4	$584.5	$1,290.2	$1,160.8
Adjusted operating income attributable to noncontrolling interest (2)	(1.6)	(1.0)	(2.8)	(2.0)
Adjusted operating income attributable to SS&C common stockholders	$653.8	$583.5	$1,287.4	$1,158.8

(1)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(2)
Adjusted operating income attributable to noncontrolling interest represents the proportionate share of adjusted operating income of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
(in millions)	2026	2025	2026	2025	2026
Net income	$235.3	$181.1	$461.6	$394.3	$866.0
Interest expense, net	107.0	105.5	212.4	210.7	428.0
Provision for income taxes	78.9	58.4	155.7	106.5	225.4
Depreciation and amortization	180.9	174.9	361.9	345.7	720.0
EBITDA	602.1	519.9	1,191.6	1,057.2	2,239.4
Stock-based compensation	62.0	60.2	123.7	112.9	268.5
Acquired EBITDA and cost savings (1)	—	—	—	—	18.5
Equity in earnings of unconsolidated affiliates, net	(3.0)	(1.6)	(6.9)	(3.9)	6.4
Investment gains (2)	(2.8)	(0.9)	(11.5)	(10.2)	(15.4)
Facilities and workforce restructuring	9.4	17.1	18.6	24.2	39.5
Acquisition related	0.6	1.7	1.5	3.0	10.1
Other (3)	4.0	4.9	7.5	11.0	47.5
Consolidated EBITDA	$672.3	$601.3	$1,324.5	$1,194.2	$2,614.5
Acquired EBITDA and cost savings (1)	—	—	—	—	(18.5)
Adjusted Consolidated EBITDA	$672.3	$601.3	$1,324.5	$1,194.2	$2,596.0
Adjusted Consolidated EBITDA attributable to noncontrolling interest (4)	(1.6)	(0.9)	(2.8)	(1.9)	(4.1)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$670.7	$600.4	$1,321.7	$1,192.3	$2,591.9

(1)
Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the last twelve months as if the acquisition occurred at the beginning of the trailing twelve-month period, as well as cost savings enacted in connection with acquisitions.
(2)
Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments.
(3)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million during the twelve months ended June 30, 2026.
(4)
Adjusted Consolidated EBITDA attributable to noncontrolling interest represents the proportionate share of adjusted Consolidated EBITDA of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share Attributable to SS&C to Adjusted Diluted Earnings Per Share Attributable to SS&C

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2026	2025	2026	2025
GAAP – Net income	$235.3	$181.1	$461.6	$394.3
Amortization of intangible assets	163.3	157.0	326.2	310.0
Stock-based compensation	62.0	60.2	123.7	112.9
Equity in earnings of unconsolidated affiliates, net	(3.0)	(1.6)	(6.9)	(3.9)
Investment (gains) losses (1)	(1.8)	1.7	(1.3)	3.5
Facilities and workforce restructuring	9.4	17.1	18.6	24.2
Acquisition related	0.6	1.7	1.5	3.0
Other (2)	6.5	7.8	12.6	16.7
Income tax effect (3)	(45.1)	(48.0)	(89.9)	(106.3)
Adjusted net income	$427.2	$377.0	$846.1	$754.4
Adjusted net income attributable to noncontrolling interest (4)	(1.6)	(1.4)	(2.8)	(2.7)
Adjusted net income attributable to SS&C common stockholders	$425.6	$375.6	$843.3	$751.7
Adjusted diluted earnings per share attributable to SS&C common stockholders	$1.76	$1.49	$3.45	$2.97
GAAP diluted earnings per share attributable to SS&C common stockholders	$0.97	$0.72	$1.88	$1.55
Diluted weighted-average shares outstanding	242.0	252.2	244.6	253.5

(1)
Investment (gains) losses includes unrealized fair value adjustments of investments.
(2)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(3)
An estimated effective tax rate of 22.5% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income for the three and six months ended June 30, 2026. An effective tax rate of 22% has been used to retroactively adjust the provision for income taxes for the purpose of computing adjusted net income for the three and six months ended June 30, 2025.
(4)
Adjusted net income attributable to noncontrolling interest represents the proportionate share of adjusted net income of DomaniRx, LLC (a consolidated joint venture) retained by our joint venture partners.